      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 30, 1996
                                                            REGISTRATION NO. 33-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           SPORTS & RECREATION, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                          52-1643157
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                           4701 W. HILLSBOROUGH AVE.
                              TAMPA, FLORIDA 33614
                                 (813) 886-9688
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive officers)

                           1989 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                              SUSAN L. JUMP, ESQ.
                               CORPORATE COUNSEL
                          4701 W. HILLSBOROUGH AVENUE
                              TAMPA, FLORIDA 33614
                                 (813) 886-9688
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                       CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                   PROPOSED           PROPOSED MAXIMUM
  TITLE OF SECURITIES      AMOUNT TO BE        MAXIMUM OFFERING      AGGREGATE OFFERING        AMOUNT OF
   TO BE REGISTERED        REGISTERED(1)        PRICE PER SHARE           PRICE(3)          REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------------
 Common Stock
 ($.01 par value)         624,668 shares              (2)                $6,365,367            $2,194.95
============================================================================================================

         (1) Does not include a total of 1,689,237 shares, (as adjusted for the 3-for-2 stock split in the form of a stock dividend effected in September
1994) which were previously registered on Forms S-8, Registration Nos. 33-61192 and 33-66960 filed April 14, 1993 and August 3, 1993, respectively, with the Securities and Exchange Commission (and for which the registration fee has already been paid). Pursuant to Rule 416(a), this registration statement also registers such indeterminate number of additional shares as may become issuable under the Plan in connection with share splits, share dividends, and similar transactions.
         (2) In accordance with Rule 457(h), and solely for the purpose of calculating the registration fee, computed with respect to 624,668 shares at an aggregate offering price of $6,365,367 ($10.19 per share, which is the average of the high and low prices of such shares on May 22, 1996 as quoted on the New York Stock Exchange).
         (3) Does not include the maximum aggregate offering price of $4,410,800 for the 270,000 shares, (as adjusted for the 3-for-2 stock split in the form of a stock dividend effected in September 1994) previously registered on Form S-8, Registration No. 33-66960 and of $13,492,640 for the 1,419,237 shares, (as adjusted for the 3-for-2 stock split in the form of a stock dividend effected in September 1994) previously registered on Form S-8, Registration No. 33-61192. If those shares are taken into consideration, the maximum aggregate offering price for shares offered under the 1989 Stock Incentive Plan is $24,268,807.





                                  Page 1 of 7
                            Exhibit Index on Page 6

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, which are on file with the Securities and Exchange Commission, are incorporated in the Section 10(a) prospectus under the Securities Act by reference as of their respective dates:

         a. The Company's Annual Report on Form 10-K for the year ended January 28, 1996 which contains the Company's audited financial statements for the Company's latest fiscal year for which such statements have been filed.

         b. The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 (Reg. No. 33-50098) under the Securities Act of 1933, filed on July 28, 1992, as amended, is hereby incorporated by reference.

         c. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K of the Company referred to in (a) above.

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of filing such documents.

ITEMS 4 - 8.

         The contents of the April 14, 1993 Registration Statement on Form S-8, Registration No. 33-61192 and the August 3, 1993 Registration Statement on Form S-8, Registration No. 33-66960, are hereby incorporated by reference.

ITEM 9.  UNDERTAKINGS.

         (a)   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

               (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
               Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on May 24, 1996.

                                     Sports & Recreation, Inc.


                                     By: /s/ Stephen Bebis
                                        ----------------------------------------
                                        Stephen Bebis, Chairman of the Board,
                                        Chief Executive Officer, and President


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                              TITLE                                     DATE
           ---------                              -----                                     ----
/s/ Stephen Bebis                       Chairman of the Board, Chief                   May 24, 1996
- --------------------------------        Executive Officer, President
 Stephen Bebis                          and Director (Principal
                                        Executive Officer)

/s/ Raymond P. Springer                 Executive Vice President and                   May 28, 1996
- --------------------------------        Chief Financial Officer
Raymond P. Springer                     (Principal Financial Officer)

/s/ R. Brad Martin                      Director                                       May 28, 1996
- --------------------------------
R. Brad Martin


/s/ Chris Sullivan                      Director                                       May 30, 1996
- --------------------------------
Chris Sullivan


/s/ Steven A. Raymund                   Director                                       May 28, 1996
- --------------------------------
Steven A. Raymund

                                 EXHIBIT INDEX

Exhibit                                                                                     Sequential Page
Number                                       Description                                         Number
- -------                                      -----------                                    ---------------
4.1                 Certificate of Incorporation of the Registrant (incorporated                  N/A
                    by reference to Exhibit 3.1 filed with Amendment No. 2 to
                    the Registrant's Registration Statement on Form S-1 (Reg.
                    No. 33-50098) filed with the Commission on September 9, 1992).

4.2                 By-laws of the Registrant (incorporated by reference to                       N/A
                    Exhibit 3.2 filed with Amendment No. 2 to the Registrant's
                    Registration Statement on Form S-1 (Reg. No. 33-50098) filed with the Commission on September 9, 1992).

4.3                 Form of Stock Certificate used to evidence ownership of the                   N/A
                    Registrant's Common Stock, $.01 par value (incorporated by reference to Exhibit 4.2 filed with Amendment No. 2 to the
                    Registrant's Registration Statement on Form S-1 (Reg. No.
                    33-50098) filed with the Commission on September 9, 1992).

4.4                 1989 Stock Incentive Plan as amended through June 23, 1994                    N/A
                    (incorporated by reference to exhibits included in
                    Registrant's Annual Report on Form 10-K for the fiscal year ended January 29, 1995).

4.5                 Form of Stock Option Agreement pursuant to the 1989 Stock                     N/A
                    Incentive Plan for options granted prior to the Registrant's initial public offering (incorporated by reference to
                    Exhibit 10.10 filed with the Registrant's Registration
                    Statement on Form S-1 (Reg. No. 33-50098) filed with the
                    Commission on July 28, 1992).

4.6                 Form of Stock Option Agreement pursuant to the 1989 Stock                     N/A
                    Incentive Plan for options granted in contemplation of the
                    Registrant's initial public offering (incorporated by
                    reference to Exhibit 10.16 filed with Amendment No. 2 to the
                    Registrant's Registration Statement on Form S-1 (Reg. No.
                    33-50098) filed with the Commission on September 9, 1992).

5.1                 Opinion of Fowler, White, Gillen, Boggs, Villareal and                         8
                    Banker, P.A., as to the legality of the shares being registered.

23.1                Consent of Deloitte & Touche, L.L.P                                            9

23.2                Consent of Fowler, White, Gillen, Boggs, Villareal and                        N/A
                    Banker, P.A., is contained in its Opinion filed as Exhibit 5.1





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